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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 3, 2005

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Idaho	000-50539	91-0232000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 838-1213

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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Item 8.01 Other Events

On August 3, 2005 Idaho General Mines, Inc., engaged Wachovia Capital Markets, LLC (“Wachovia”) to explore strategic alternatives with a view towards maximizing shareholder value.  These possible alternatives may include, but are not limited to, a sale or merger of Idaho General Mines, or one or more of its properties, to or with a third party. This request is pursuant to an agreement between the Company and Wachovia whereby Wachovia agreed to serve as the Company’s exclusive financial advisor with respect to a possible sale of all or any material portion of the Company.

Wachovia will, among other things, assist the Company in soliciting and evaluating proposals from potential parties, structuring a transaction and negotiating the business aspects of a definitive agreement for a Transaction. Wachovia will also assist the Company in facilitating due diligence reviews of potential parties to a transaction.

The Company has paid Wachovia an advisory fee of $100,000 and has committed to pay a sliding scale transaction fee equal to the sum of 1.25% of the Enterprise Value (as defined) up to and including $100,000,000 plus 2.0% of the Enterprise Value above $100,000,000 and up to and including $150,000,000 plus 4.0% of the Enterprise Value in excess of $150,000,000, payable at, and as a condition to, the closing of a transaction.  In any event, the transaction fee payable to Wachovia Securities will not be less than $1,000,000. In addition, the Company will reimburse Wachovia for all reasonable expenses incurred in connection with the engagement not to exceed $100,000 without the prior written consent of the Company.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1

Idaho General Mines, Inc press release dated August 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.

/s/ Robert L. Russell

By:_________________________________

Robert L. Russell, President

Date:     August 9, 2005

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